EXHIBIT 99.1

Contact:	Chaka Patterson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-7234

Kathleen Cantillon
Corporate Communications
312-394-2794

Exelon Announces Second Quarter Results;

Reaffirms Full-Year 2008 Earnings Guidance

CHICAGO (July 23, 2008) – Exelon Corporation’s (Exelon) second quarter 2008 consolidated earnings prepared in accordance with GAAP were $748 million, or $1.13 per diluted share, compared with earnings of $702 million, or $1.03 per share, in the second quarter of 2007.

Exelon’s adjusted (non-GAAP) operating earnings for the second quarter of 2008 were $746 million, or $1.13 per diluted share, compared with $700 million, or $1.03 per diluted share, for the same period in 2007. “Our strong second quarter results primarily reflected higher margins at Generation largely due to our first-rate operating performance. We also continue to realize the benefits of a large fleet of extremely well-run nuclear plants amid rising environmental pressures,” said John W. Rowe, Exelon’s chairman, president and CEO. “We recognize, however, that protecting these benefits requires that we actively meet our customers’ needs for affordable energy in a climate constrained environment. As a result, last week we announced a comprehensive strategy to reduce, offset or displace more than 15 million metric tons of greenhouse gas emissions by 2020 with both efficiency and new sources of supply.”

The increased level of second quarter 2008 earnings was primarily due to:

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higher energy margins at Exelon Generation Company, LLC (Generation) due to increased nuclear output, largely reflecting fewer refueling and non-refueling outages, and increased average realized market prices;

•	increased revenue at Generation driven by certain long option positions in its proprietary trading portfolio;

•	a gain at Generation related to the settlement of a uranium supply agreement; and

•	increased transmission revenue reflecting Commonwealth Edison’s (ComEd) 2007 transmission rate case, which became effective in May 2007.

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The quarter-over-quarter earnings increase was partially offset by:

•	the effect of unfavorable weather conditions compared with last year in the ComEd service territory;

•	increased expense for uncollectible accounts at PECO Energy Company (PECO);

•	increased operating and maintenance expense, in part due to labor and materials inflation at Generation, ComEd and PECO; and

•	increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO.

Adjusted (non-GAAP) operating earnings for the second quarter of 2008 do not include the following items that were included in reported GAAP earnings (all after tax):

•	Mark-to-market gains of $62 million, or $0.09 per diluted share, primarily from Generation’s economic hedging activities.

•	A charge of $45 million, or $0.07 per diluted share, for the costs associated with the Illinois electric rate settlement agreement.

•	Unrealized losses of $15 million, or $0.02 per diluted share, related to nuclear decommissioning trust fund investments.

Adjusted (non-GAAP) operating earnings for the second quarter of 2007 did not include the following items that were included in reported GAAP earnings (all after tax):

•	Mark-to-market losses of $13 million, or $0.02 per diluted share, primarily from Generation’s economic hedging activities.

•	A charge of $14 million, or $0.02 per diluted share, for the costs associated with ComEd’s initial Rate Relief and Assistance Initiative.

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Earnings of $27 million, or $0.04 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

2008 Earnings Outlook

Exelon reaffirmed its adjusted (non-GAAP) operating earnings guidance range for 2008 of $4.00 to $4.40 per share. The outlook for 2008 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	mark-to-market adjustments from economic hedging activities

•	unrealized gains and losses from nuclear decommissioning trust fund investments

•	significant impairments of assets, including goodwill

•	significant changes in decommissioning obligation estimates

•	costs associated with the Illinois electric rate settlement agreement, including ComEd’s previously announced customer rate relief programs

•	costs associated with ComEd’s settlement with the City of Chicago

•	other unusual items

•	significant future changes to GAAP

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Giving consideration to these factors, Exelon estimates GAAP earnings in 2008 will likely be in the range of $3.70 to $4.10 per share. Both Exelon’s operating earnings and GAAP earnings guidance are based on the assumption of normal weather.

Second Quarter and Recent Highlights

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Exelon 2020: A Low-Carbon Roadmap: On July 15, 2008, Exelon announced a comprehensive environmental plan that sets the standard for environmental action by a major U.S. energy utility. The plan, Exelon 2020, details an enterprise-wide approach and a host of initiatives being pursued by the Exelon companies to cut Exelon’s greenhouse gas emissions and that of its customers, communities, suppliers and markets. Exelon 2020 sets a goal for Exelon to reduce, offset, or displace more than 15 million metric tons of greenhouse gas emissions per year by 2020. This is more than the company’s total current carbon footprint and is equivalent to taking nearly 3 million cars off American roads and highways. Through Exelon 2020, Exelon is pursuing three broad strategies: reduce or offset its own carbon footprint, help customers and communities reduce their greenhouse gas emissions, and offer more low-carbon electricity in the marketplace.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 35,069 GWhs in the second quarter of 2008, compared with 34,350 GWhs in the second quarter of 2007. The Exelon-operated nuclear plants achieved a 95.8 percent capacity factor for the second quarter of 2008 compared with 93.6 percent for the second quarter of 2007. The Exelon-operated nuclear plants completed two scheduled refueling outages in the second quarter of 2008 (40 days), compared with completing three scheduled refueling outages in the second quarter of 2007 (55 days). Increased total nuclear output was also driven by a lower number of non-refueling outage days at the Exelon-operated plants, 3 days in the second quarter of 2008 versus 18 days in the second quarter of 2007. In addition, Generation’s total nuclear output was negatively impacted by a higher number of refueling outage days at the co-owned Salem Generating Station in the second quarter of 2008 versus the second quarter of 2007.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 92.8 percent in the second quarter of 2008, compared with 93.3 percent in the second quarter of 2007. The equivalent availability factor for the hydro facilities was 94.4 percent in the second quarter of 2008 compared with 91.0 percent in the second quarter of 2007, primarily driven by a Muddy Run canal outage in 2007.

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ComEd Distribution Rate Case: On October 17, 2007, ComEd filed a request with the Illinois Commerce Commission (ICC) seeking approval to increase its delivery service revenue requirement by approximately $360 million to reflect ComEd’s increased operating costs and continued substantial investment in its delivery system. The rate case filing is based on a 2006 test year. Various intervenors and the ICC Staff have filed testimony challenging the amount of the increase. The ICC Staff’s rebuttal testimony, filed on April 10, 2008, indicated that ComEd’s revenue increase should be approximately $262 million on an annual basis, primarily reflecting a stipulation reached with ComEd on several contested issues, including those associated with an Original Cost Audit report issued in April 2008. The stipulation is also subject to approval by the ICC. On April 21, 2008, ComEd filed its surrebuttal testimony, which included a $345 million revenue increase reflecting certain adjustments. ComEd’s testimony also included informational data that reflected a $314 million increase reflecting the impacts of the stipulation and certain other reductions.

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On July 10, 2008, the Administrative Law Judges (ALJ) issued a recommendation to the ICC for a $218 million revenue increase, including a 10.30 percent return on equity and a 45.04 percent equity ratio in the capital structure. The ALJs’ proposed order does not recommend approval of the stipulation and recommends that the issues in the Original Cost Audit should be addressed on their individual merits in its own proceeding. The proposed order, if approved by the ICC, would also require ComEd to write off approximately $18 million (pre-tax) for the disallowance of certain plant costs, which would be partially offset by a benefit associated with certain previously incurred costs amounting to approximately $13 million (pre-tax). A final ICC order related to the 2007 rate filing is expected by mid-September 2008.

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PECO Gas Distribution Rate Case: On March 31, 2008, PECO filed a petition before the Pennsylvania Public Utility Commission (PAPUC) for a $98 million increase to its delivery service revenue to fund critical infrastructure improvement projects for its natural gas delivery system. The increase will also fund additional programs for low-income customers as well as energy efficiency enhancements. If approved, the average monthly residential bill would increase by approximately 10.8 percent. On July 1, 2008, PECO received testimony submitted by various state and special interest parties opposing the level of the proposed rate increase. Testimony on behalf of the Pennsylvania Office of Consumer Advocate and the PAPUC’s Office of Trial Staff, in PECO’s estimate, suggests that PECO is entitled to increase its gas delivery service rates between approximately $50 and $60 million. PECO’s rebuttal testimony is due on July 24, 2008 and hearings are scheduled to begin August 12, 2008. An ALJ recommended decision is anticipated by October 31, 2008. The PAPUC has a nine-month review process from the date of the initial filing and a final decision is expected by the end of 2008.

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Financing Activities: On May 9, 2008, ComEd issued $50 million of Illinois Finance Authority Pollution Control Revenue Refunding Bonds Series 2008 D due March 1, 2020, and $91 million of Illinois Finance Authority Pollution Control Revenue Refunding Bonds Series 2008 F due March 1, 2017. Each issue is tax-exempt, variable weekly-rate bonds, and proceeds were used to refinance an equivalent amount of two series of tax-exempt, variable auction-rate bonds.

On June 27, 2008, ComEd issued $50 million of Illinois Finance Authority Series 2008 E tax-exempt, variable weekly-rate bonds. Proceeds were used to refinance a portion of three series of tax-exempt, variable auction-rate bonds, with the final series to be redeemed on July 29, 2008. In addition, on July 1, 2008, ComEd separately redeemed $100 million of tax-exempt, variable auction-rate bonds (Series 2002 A).

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Credit Rating Action: On May 30, 2008, Fitch Ratings (Fitch) revised the rating outlook for Generation to positive from stable. A Fitch press release indicated that Generation’s “credit profile is very strong and is expected to remain so for the foreseeable future.” Exelon’s, ComEd’s and PECO’s ratings outlooks remain stable.

OPERATING COMPANY RESULTS

Exelon Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

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Second quarter 2008 net income was $653 million compared with $578 million in the second quarter of 2007. Second quarter 2008 net income included (all after tax) mark-to-market gains of $47 million from economic hedging activities, a charge of $44 million for the costs associated with the Illinois electric rate settlement and unrealized losses of $15 million related to nuclear decommissioning trust fund investments. Second quarter 2007 net income included (all after tax) mark-to-market losses of $13 million and a gain of $2 million related to the sale of Generation’s 49.5 percent ownership interests in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP), two generating facilities in Mexico. Excluding the impact of these items, Generation’s net income in the second quarter of 2008 increased $76 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense.

The quarter-over-quarter increase in net income was partially offset by:

•	higher operating and maintenance expense associated with inflationary and other cost pressures and continuing work on the license application submittal for a possible new nuclear plant in Texas;

•	increased depreciation and amortization expense; and

•	increased interest expense.

Generation’s revenue, net of purchased power and fuel expense, increased by $177 million in the second quarter of 2008 compared with the second quarter of 2007 excluding the above-mentioned unusual items. The increase in revenue, net of purchased power and fuel expense, was driven primarily by:

•	higher nuclear output reflecting decreased refueling and non-refueling outage days;

•	higher average margins on energy sales;

•	increased revenue at Generation driven by certain long option positions in its proprietary trading portfolio; and

•	a gain related to the settlement of claims associated with a uranium supply agreement.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $40.53 per MWh in the second quarter of 2008 compared with $35.97 per MWh in the second quarter of 2007.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $35 million in the second quarter of 2008, compared with net income of $29 million in the second quarter of 2007. Second quarter 2008 net income included an after-tax charge of $1 million for the costs associated with the Illinois electric rate settlement. Second quarter 2007 net income included an after-tax charge of $14 million for costs associated with ComEd’s Rate Relief and Assistance Initiative. Excluding the impact of these items, ComEd’s net income in the second quarter of 2008 decreased $7 million from the same quarter last year primarily due to:

•	the impact of unfavorable weather as compared with last year; and

•	higher operating and maintenance expense, which primarily reflected increased costs related to labor, materials and storms.

Partially offsetting items included:

•	increased transmission revenue as a result of ComEd’s 2007 transmission rate case; and

•	post rate freeze period transition expenses at ComEd in 2007.

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In the ComEd service territory in the second quarter of 2008, cooling degree-days were down 37 percent relative to the same period in 2007 and were 14 percent below normal. ComEd’s total retail kWh deliveries decreased by 3.6 percent in 2008 as compared with 2007, with a 3.8 percent decrease in deliveries to the residential customer class, largely due to unfavorable weather. For ComEd, weather had an unfavorable after-tax impact of $12 million on second quarter 2008 earnings relative to 2007 and an unfavorable after-tax impact of $4 million relative to normal weather that was incorporated in earnings guidance. ComEd’s second quarter 2008 revenues of $1,425 million remained relatively unchanged from $1,420 million in 2007.

The number of customers being served in the ComEd region increased by 0.6 percent over the second quarter of 2007, and weather-normalized kWh retail deliveries decreased by 0.2 percent over the second quarter of 2007.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the second quarter of 2008 was $58 million, a decrease from $96 million in the second quarter of 2007. This decline was primarily due to:

•	increased expense for uncollectible accounts; and

•	higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues.

Partially offsetting items included:

•	lower interest expense due to a decrease in the outstanding debt balance to the PECO Energy Transition Trust as a result of scheduled principal payments.

In the PECO service territory in the second quarter of 2008, cooling degree-days were down 1 percent from 2007 and were 18 percent above normal, and heating degree-days decreased by 19 percent from 2007 and were 10 percent below normal. Retail gas deliveries were down 18 percent from the 2007 period. Second quarter 2008 revenues were $1,277 million, up from $1,269 million in 2007, primarily due to higher electricity delivery volume driven by an increase in customers across all customer classes partially offset by a decline in retail gas deliveries and the effects of unfavorable weather for electric and gas compared with 2007. For PECO, weather had an unfavorable after-tax impact of $3 million on second quarter 2008 earnings relative to 2007 and a favorable after-tax impact of $5 million relative to normal weather that was incorporated in earnings guidance.

The number of electric customers being served in the PECO region increased by 0.8 percent over the second quarter of 2007, with weather-normalized kWh growth of 0.6 percent over the second quarter of 2007.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from nuclear decommissioning trust fund

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investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 7, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on July 23, 2008.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on July 23, 2008. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 53980436. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until August 6. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 53980436.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s Second Quarter 2008 Quarterly Report on Form 10-Q (to be filed on July 23, 2008) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon, Generation, ComEd, and PECO (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended June 30, 2008 and 2007	1

Consolidating Statements of Operations - Six Months Ended June 30, 2008 and 2007	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Six Months Ended June 30, 2008 and 2007	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Six Months Ended June 30, 2008 and 2007	4

Consolidated Balance Sheets - June 30, 2008 and December 31, 2007	5

Consolidated Statements of Cash Flows - Six Months Ended June 30, 2008 and 2007	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended June 30, 2008 and 2007	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Six Months Ended June 30, 2008 and 2007	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended June 30, 2008 and 2007	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Six Months Ended June 30, 2008 and 2007	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Six Months Ended June 30, 2008 and 2007	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Six Months Ended June 30, 2008 and 2007	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Six Months Ended June 30, 2008 and 2007	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Six Months Ended June 30, 2008 and 2007	14

Exelon Generation Statistics - Three Months Ended June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007	15

Exelon Generation Statistics - Six Months Ended June 30, 2008 and 2007	16

ComEd Statistics - Three and Six Months Ended June 30, 2008 and 2007	17

PECO Statistics - Three and Six Months Ended June 30, 2008 and 2007	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,756	$1,425	$1,277	$(836)	$4,622

Operating expenses
Purchased power	612	820	594	(860)	1,166
Fuel	271	—	80	1	352
Operating and maintenance	615	280	196	(5)	1,086
Depreciation and amortization	73	113	205	11	402
Taxes other than income	47	71	64	4	186

Total operating expenses	1,618	1,284	1,139	(849)	3,192

Operating income	1,138	141	138	13	1,430

Other income and deductions
Interest expense, net	(38)	(87)	(58)	(31)	(214)
Equity in losses of unconsolidated affiliates and investments	(1)	(3)	(4)	—	(8)
Other, net	(63)	5	7	11	(40)

Total other income and deductions	(102)	(85)	(55)	(20)	(262)

Income (loss) from continuing operations before income taxes	1,036	56	83	(7)	1,168

Income taxes	383	21	25	(10)	419

Income from continuing operations	653	35	58	3	749

Loss from discontinued operations	—	—	—	(1)	(1)

Net income	$653	$35	$58	$2	$748

	Three Months Ended June 30, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,641	$1,420	$1,269	$(829)	$4,501

Operating expenses
Purchased power	538	838	569	(827)	1,118
Fuel	436	—	86	—	522
Operating and maintenance	618	266	146	32	1,062
Depreciation and amortization	65	109	185	10	369
Taxes other than income	47	76	71	5	199

Total operating expenses	1,704	1,289	1,057	(780)	3,270

Operating income (loss)	937	131	212	(49)	1,231

Other income and deductions
Interest expense, net	(31)	(87)	(64)	(32)	(214)
Equity in losses of unconsolidated affiliates and investments	(1)	(2)	(2)	(38)	(43)
Other, net	22	5	5	11	43

Total other income and deductions	(10)	(84)	(61)	(59)	(214)

Income (loss) from continuing operations before income taxes	927	47	151	(108)	1,017

Income taxes	349	18	55	(108)	314

Income from continuing operations	578	29	96	—	703

Loss from discontinued operations	—	—	—	(1)	(1)

Net income (loss)	$578	$29	$96	$(1)	$702

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$5,238	$2,865	$2,754	$(1,718)	$9,139

Operating expenses
Purchased power	1,176	1,661	1,165	(1,763)	2,239
Fuel	542	—	348	—	890
Operating and maintenance	1,399	529	365	(14)	2,279
Depreciation and amortization	143	224	411	21	799
Taxes other than income	100	140	129	10	379

Total operating expenses	3,360	2,554	2,418	(1,746)	6,586

Operating income	1,878	311	336	28	2,553

Other income and deductions
Interest expense, net	(74)	(192)	(116)	(54)	(436)
Equity in losses of unconsolidated affiliates and investments	(1)	(5)	(7)	—	(13)
Other, net	(128)	9	11	10	(98)

Total other income and deductions	(203)	(188)	(112)	(44)	(547)

Income (loss) from continuing operations before income taxes	1,675	123	224	(16)	2,006

Income taxes	584	47	69	(24)	676

Income from continuing operations	1,091	76	155	8	1,330

Loss from discontinued operations	(1)	—	—	—	(1)

Net income	$1,090	$76	$155	$8	$1,329

	Six Months Ended June 30, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$5,344	$2,911	$2,769	$(1,694)	$9,330

Operating expenses
Purchased power	1,131	1,806	1,113	(1,687)	2,363
Fuel	907	—	385	—	1,292
Operating and maintenance	1,257	510	294	59	2,120
Depreciation and amortization	133	217	370	18	738
Taxes other than income	88	157	142	8	395

Total operating expenses	3,516	2,690	2,304	(1,602)	6,908

Operating income (loss)	1,828	221	465	(92)	2,422

Other income and deductions
Interest expense, net	(66)	(170)	(126)	(65)	(427)
Equity in earnings (losses) of unconsolidated affiliates and investments	1	(4)	(4)	(62)	(69)
Other, net	54	7	10	35	106

Total other income and deductions	(11)	(167)	(120)	(92)	(390)

Income (loss) from continuing operations before income taxes	1,817	54	345	(184)	2,032

Income taxes	684	21	121	(178)	648

Income (loss) from continuing operations	1,133	33	224	(6)	1,384

Income from discontinued operations	5	—	—	4	9

Net income (loss)	$1,138	$33	$224	$(2)	$1,393

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$2,756	$2,641	$115	$5,238	$5,344	$(106)

Operating expenses
Purchased power	612	538	74	1,176	1,131	45
Fuel	271	436	(165)	542	907	(365)
Operating and maintenance	615	618	(3)	1,399	1,257	142
Depreciation and amortization	73	65	8	143	133	10
Taxes other than income	47	47	—	100	88	12

Total operating expenses	1,618	1,704	(86)	3,360	3,516	(156)

Operating income	1,138	937	201	1,878	1,828	50

Other income and deductions
Interest expense, net	(38)	(31)	(7)	(74)	(66)	(8)
Equity in earnings (losses) of investments	(1)	(1)	—	(1)	1	(2)
Other, net	(63)	22	(85)	(128)	54	(182)

Total other income and deductions	(102)	(10)	(92)	(203)	(11)	(192)

Income from continuing operations before income taxes	1,036	927	109	1,675	1,817	(142)

Income taxes	383	349	34	584	684	(100)

Income from continuing operations	653	578	75	1,091	1,133	(42)

Income (loss) from discontinued operations	—	—	—	(1)	5	(6)

Net income	$653	$578	$75	$1,090	$1,138	$(48)

	ComEd

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$1,425	$1,420	$5	$2,865	$2,911	$(46)

Operating expenses
Purchased power	820	838	(18)	1,661	1,806	(145)
Operating and maintenance	280	266	14	529	510	19
Depreciation and amortization	113	109	4	224	217	7
Taxes other than income	71	76	(5)	140	157	(17)

Total operating expenses	1,284	1,289	(5)	2,554	2,690	(136)

Operating income	141	131	10	311	221	90

Other income and deductions
Interest expense, net	(87)	(87)	—	(192)	(170)	(22)
Equity in losses of unconsolidated affiliates	(3)	(2)	(1)	(5)	(4)	(1)
Other, net	5	5	—	9	7	2

Total other income and deductions	(85)	(84)	(1)	(188)	(167)	(21)

Income before income taxes	56	47	9	123	54	69

Income taxes	21	18	3	47	21	26

Net income	$35	$29	$6	$76	$33	$43

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$1,277	$1,269	$8	$2,754	$2,769	$(15)

Operating expenses
Purchased power	594	569	25	1,165	1,113	52
Fuel	80	86	(6)	348	385	(37)
Operating and maintenance	196	146	50	365	294	71
Depreciation and amortization	205	185	20	411	370	41
Taxes other than income	64	71	(7)	129	142	(13)

Total operating expenses	1,139	1,057	82	2,418	2,304	114

Operating income	138	212	(74)	336	465	(129)

Other income and deductions
Interest expense, net	(58)	(64)	6	(116)	(126)	10
Equity in losses of unconsolidated affiliates	(4)	(2)	(2)	(7)	(4)	(3)
Other, net	7	5	2	11	10	1

Total other income and deductions	(55)	(61)	6	(112)	(120)	8

Income before income taxes	83	151	(68)	224	345	(121)

Income taxes	25	55	(30)	69	121	(52)

Net income	$58	$96	$(38)	$155	$224	$(69)

	Other (a)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$(836)	$(829)	$(7)	$(1,718)	$(1,694)	$(24)

Operating expenses
Purchased power	(860)	(827)	(33)	(1,763)	(1,687)	(76)
Fuel	1	—	1	—	—	—
Operating and maintenance	(5)	32	(37)	(14)	59	(73)
Depreciation and amortization	11	10	1	21	18	3
Taxes other than income	4	5	(1)	10	8	2

Total operating expenses	(849)	(780)	(69)	(1,746)	(1,602)	(144)

Operating income (loss)	13	(49)	62	28	(92)	120

Other income and deductions
Interest expense, net	(31)	(32)	1	(54)	(65)	11
Equity in losses of unconsolidated affiliates and investments	—	(38)	38	—	(62)	62
Other, net	11	11	—	10	35	(25)

Total other income and deductions	(20)	(59)	39	(44)	(92)	48

Loss from continuing operations before income taxes	(7)	(108)	101	(16)	(184)	168

Income taxes	(10)	(108)	98	(24)	(178)	154

Income (loss) from continuing operations	3	—	3	8	(6)	14

Income (loss) from discontinued operations	(1)	(1)	—	—	4	(4)

Net income (loss)	$2	$(1)	$3	$8	$(2)	$10

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	June 30, 2008	December 31, 2007
Current assets
Cash and cash equivalents	$332	$311
Restricted cash and investments	129	118
Accounts receivable, net
Customer	1,930	2,041
Other	497	611
Mark-to-market derivative assets	700	247
Inventories, net
Fossil fuel	269	252
Materials and supplies	505	471
Deferred income taxes	601	102
Other	644	427

Total current assets	5,607	4,580

Property, plant and equipment, net	25,072	24,153

Deferred debits and other assets
Regulatory assets	4,766	5,133
Nuclear decommissioning trust funds	6,433	6,823
Investments	714	731
Goodwill	2,625	2,625
Mark-to-market derivative assets	209	55
Other	1,374	1,261

Total deferred debits and other assets	16,121	16,628

Total assets	$46,800	$45,361

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,473	$616
Long-term debt due within one year	231	605
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	409	501
Accounts payable	1,458	1,450
Mark-to-market derivative liabilities	1,079	234
Accrued expenses	1,276	1,240
Other	715	983

Total current liabilities	6,641	5,629

Long-term debt	11,093	9,915
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	1,157	1,505
Long-term debt to other financing trusts	391	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,095	5,081
Asset retirement obligations	3,896	3,812
Pension obligations	694	777
Non-pension postretirement benefits obligations	1,783	1,717
Spent nuclear fuel obligation	1,008	997
Regulatory liabilities	3,029	3,301
Mark-to-market derivative liabilities	550	298
Other	1,489	1,560

Total deferred credits and other liabilities	17,544	17,543

Total liabilities	36,826	35,137

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,753	8,579
Treasury stock, at cost	(2,338)	(1,838)
Retained earnings	6,088	4,930
Accumulated other comprehensive loss, net	(2,616)	(1,534)

Total shareholders’ equity	9,887	10,137

Total liabilities and shareholders’ equity	$46,800	$45,361

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities
Net income	$1,329	$1,393
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,096	1,066
Deferred income taxes and amortization of investment tax credits	99	(128)
Net realized and unrealized mark-to-market transactions	(273)	120
Other non-cash operating activities	507	369
Changes in assets and liabilities:
Accounts receivable	94	(304)
Inventories	(40)	69
Accounts payable, accrued expenses and other current liabilities	(137)	(122)
Counterparty collateral asset	(856)	(231)
Counterparty collateral liability	93	(264)
Income taxes	277	87
Restricted cash	11	(42)
Pension and non-pension postretirement benefit contributions	(56)	(40)
Other assets and liabilities	(470)	(347)

Net cash flows provided by operating activities	1,674	1,626

Cash flows from investing activities
Capital expenditures	(1,511)	(1,284)
Proceeds from nuclear decommissioning trust fund sales	10,515	2,268
Investment in nuclear decommissioning trust funds	(10,679)	(2,402)
Proceeds from sale of investments	—	95
Change in restricted cash	(22)	2
Other investing activities	(2)	(46)

Net cash flows used in investing activities	(1,699)	(1,367)

Cash flows from financing activities
Issuance of long-term debt	1,969	465
Retirement of long-term debt	(1,185)	(198)
Retirement of long-term debt to financing affiliates	(596)	(534)
Change in short-term debt	857	348
Dividends paid on common stock	(659)	(592)
Proceeds from employee stock plans	105	145
Purchase of treasury stock	(436)	(37)
Purchase of forward contract in relation to certain treasury stock	(64)	—
Other financing activities	55	55

Net cash flows provided by (used in) financing activities	46	(348)

Increase (Decrease) in cash and cash equivalents	21	(89)
Cash and cash equivalents at beginning of period	311	224

Cash and cash equivalents at end of period	$332	$135

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,622	$72	(b)	$4,694	$4,501	$19	(b),(c)	$4,520

Operating expenses
Purchased power	1,166	(20	)(c)	1,146	1,118	16	(c)	1,134
Fuel	352	123	(c)	475	522	(38	)(c)	484
Operating and maintenance	1,086	—		1,086	1,062	(41	)(b),(e)	1,021
Depreciation and amortization	402	—		402	369	—		369
Taxes other than income	186	—		186	199	—		199

Total operating expenses	3,192	103		3,295	3,270	(63)		3,207

Operating income	1,430	(31)		1,399	1,231	82		1,313

Other income and deductions
Interest expense, net	(214)	—		(214)	(214)	1	(e)	(213)
Equity in losses of unconsolidated affiliates and investments	(8)	—		(8)	(43)	39	(e)	(4)
Other, net	(40)	51	(d)	11	43	(12	)(e),(f)	31

Total other income and deductions	(262)	51		(211)	(214)	28		(186)

Income from continuing operations before income taxes	1,168	20		1,188	1,017	110		1,127

Income taxes	419	22	(b),(c),(d)	441	314	112	(b),(c),(e),(f)	426

Income from continuing operations	749	(2)		747	703	(2)		701

Loss from discontinued operations	(1)	—		(1)	(1)	—		(1)

Net income	$748	$(2)		$746	$702	$(2)		$700

Earnings per average common share
Basic:
Income from continuing operations	$1.14	$—		$1.14	$1.04	$—		$1.04
Loss from discontinued operations	—	—		—	—	—		—

Net income	$1.14	$—		$1.14	$1.04	$—		$1.04

Diluted:
Income from continuing operations	$1.13	$—		$1.13	$1.03	$—		$1.03
Loss from discontinued operations	—	—		—	—	—		—

Net income	$1.13	$—		$1.13	$1.03	$—		$1.03

Average common shares outstanding
Basic	657			657	675			675
Diluted	662			662	680			680

Effect of adjustments on earnings (loss) per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.07				$0.02
Mark-to-market impact of economic hedging activities (c)		(0.09)				0.02
Unrealized gains and losses related to nuclear decommissioning trust funds (d)		0.02				—
Investments in synthetic fuel-producing facilities (e)		—				(0.04)

Total adjustments		$—				$—

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude the unrealized gains and losses associated with Generation’s nuclear decommissioning trust (NDT) fund investments.
(e)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(f)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP).

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$9,139	$146	(b)	$9,285	$9,330	$19	(b)	$9,349

Operating expenses
Purchased power	2,239	(96	)(c)	2,143	2,363	(145	)(c)	2,218
Fuel	890	287	(c)	1,177	1,292	8	(c)	1,300
Operating and maintenance	2,279	(4	)(b)	2,275	2,120	(75	)(b),(f)	2,045
Depreciation and amortization	799	—		799	738	—		738
Taxes other than income	379	—		379	395	—		395

Total operating expenses	6,586	187		6,773	6,908	(212)		6,696

Operating income	2,553	(41)		2,512	2,422	231		2,653

Other income and deductions
Interest expense, net	(436)	—		(436)	(427)	3	(f)	(424)
Equity in losses of unconsolidated affiliates and investments	(13)	—		(13)	(69)	63	(f)	(6)
Other, net	(98)	165	(d)	67	106	(47	)(f),(g)	59

Total other income and deductions	(547)	165		(382)	(390)	19		(371)

Income from continuing operations before income taxes	2,006	124		2,130	2,032	250		2,282

Income taxes	676	88	(b),(c),(d)	764	648	215	(b),(c),(f),(g)	863

Income from continuing operations	1,330	36		1,366	1,384	35		1,419

Income (loss) from discontinued operations	(1)	1	(e)	—	9	(5	)(e)	4

Net income	$1,329	$37		$1,366	$1,393	$30		$1,423

Earnings per average common share
Basic:
Income from continuing operations	$2.02	$0.06		$2.08	$2.05	$0.05		$2.10
Income (loss) from discontinued operations	—	—		—	0.02	(0.01)		0.01

Net income	$2.02	$0.06		$2.08	$2.07	$0.04		$2.11

Diluted:
Income from continuing operations	$2.01	$0.05		$2.06	$2.04	$0.06		$2.10
Income (loss) from discontinued operations	—	—		—	0.01	(0.01)		—

Net income	$2.01	$0.05		$2.06	$2.05	$0.05		$2.10

Average common shares outstanding
Basic	658			658	674			674
Diluted	663			663	679			679

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.14				$0.02
Mark-to-market impact of economic hedging activities (c)		(0.17)				0.12
Unrealized gains and losses related to nuclear decommissioning trust funds (d)		0.08				—
Settlement of a tax matter at Generation related to Sithe (e)		—				(0.01)
Investments in synthetic fuel-producing facilities (f)		—				(0.07)
Sale of Generation’s investments in TEG and TEP (g)		—				(0.01)

Total adjustments		$0.05				$0.05

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude the unrealized gains and losses associated with Generation’s NDT fund investments. Beginning in the second quarter of 2008, reflects $66 million of an offsetting adjustment to other, net and income taxes related to the contractual elimination of unrealized gains and losses associated Generation’s NDT fund investments, including $44 million recast from the first quarter of 2008.
(e)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe Energies, Inc. (Sithe).
(f)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(g)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended June 30, 2008 and 2007

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2007 GAAP Earnings (Loss)	$1.03	$578	$29	$96	$(1)	$702

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.02	—	14	—	—	14
Mark-to-Market Impact of Economic Hedging Activities	0.02	13	—	—	—	13
Investments in Synthetic Fuel-Producing Facilities (1)	(0.04)	—	—	—	(27)	(27)
Gain from Sale of Generation’s investments in TEG and TEP	—	(2)	—	—	—	(2)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	1.03	589	43	96	(28)	700

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (2)	0.17	111	—	—	—	111
ComEd and PECO Energy Margins:
Weather	(0.02)	—	(12)	(3)	—	(15)
Other Energy Delivery (3)	0.02	—	16	(5)	—	11
Bad Debt (4)	(0.04)	—	6	(30)	—	(24)
Labor and Contracting (5)	(0.03)	(9)	(9)	(4)	—	(22)
Nuclear Plant Development Costs (6)	(0.01)	(6)	—	—	—	(6)
Other Operating and Maintenance Expense (7)	(0.03)	(7)	(10)	—	(3)	(20)
Depreciation and Amortization (8)	(0.03)	(6)	(2)	(14)	—	(22)
Tax Method Change - Overhead Costs (9)	0.01	(6)	9	4	—	7
Income Taxes (10)	0.01	(1)	(3)	6	9	11
Other (11)	0.02	—	(2)	8	9	15
Share Differential (12)	0.03	—	—	—	—	—

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	1.13	665	36	58	(13)	746

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.09	47	—	—	15	62
2007 Illinois Electric Rate Settlement	(0.07)	(44)	(1)	—	—	(45)
Unrealized Gains and Losses Related to NDT Fund Investments	(0.02)	(15)	—	—	—	(15)

2008 GAAP Earnings	$1.13	$653	$35	$58	$2	$748

(1)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(2)	Primarily reflects higher nuclear output as a result of fewer scheduled planned refueling outage days in Q2 2008 and a decrease in unplanned outage days, increased revenue from certain long options in Generation’s proprietary trading portfolio, higher realized prices on market sales and a gain related to the settlement of a uranium supply agreement.
(3)	Primarily reflects increased transmission revenue as a result of ComEd’s 2007 transmission rate case, which became effective in May 2007.
(4)	Reflects increased aging of PECO’s accounts receivable balances and increased customer account charge-offs primarily as a result of a suspension of collection activity during a billing system conversion project and increased enrollment in low-income customer assistance programs in 2008.
(5)	Primarily reflects labor-related inflation across the operating companies.
(6)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(7)	Primarily reflects increased storm costs in the ComEd service territory in 2008, partially offset by post rate freeze period transition expenses at ComEd in 2007.
(8)	Primarily reflects increased depreciation and amortization at PECO in 2008 primarily due to increased scheduled competitive transition charge amortization.
(9)	Reflects a favorable income tax benefit associated with Exelon’s method of capitalizing overhead costs.
(10)	Primarily reflects the effects of changes in income mix.
(11)	Primarily reflects increased interest income, decreased taxes other than income at PECO and income related to the termination of a gas supply guarantee partially offset by increased interest expense at Generation.
(12)	Reflects the impact on earnings per share due to a decrease in Exelon’s diluted common shares outstanding.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Six Months Ended June 30, 2008 and 2007

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2007 GAAP Earnings (Loss)	$2.05	$1,138	$33	$224	$(2)	$1,393

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.02	—	16	—	—	16
Mark-to-Market Impact of Economic Hedging Activities	0.12	82	—	—	—	82
Investments in Synthetic Fuel-Producing Facilities (1)	(0.07)	—	—	—	(52)	(52)
Gain from Sale of Generation’s investments in TEG and TEP	(0.01)	(11)	—	—	—	(11)
Settlement of a Tax Matter at Generation Related to Sithe	(0.01)	(5)	—	—	—	(5)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	2.10	1,204	49	224	(54)	1,423

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (2)	0.10	70	—	—	—	70
ComEd and PECO Energy Margins:
Weather	(0.03)	—	(6)	(16)	—	(22)
Other Energy Delivery (3)	0.09	—	57	3	—	60
PJM Settlement (4)	(0.04)	(20)	—	(7)	—	(27)
Bad Debt (5)	(0.06)	—	2	(41)	—	(39)
Labor and Contracting (6)	(0.06)	(18)	(13)	(8)	—	(39)
Nuclear Plant Development Costs (7)	(0.02)	(12)	—	—	—	(12)
Planned Nuclear Refueling Outages (8)	(0.06)	(37)	—	—	—	(37)
Other Operating and Maintenance Expense (9)	(0.04)	(19)	(5)	—	(3)	(27)
Depreciation and Amortization (10)	(0.06)	(8)	(4)	(28)	(2)	(42)
Realized NDT Losses Related to a Tax Planning Strategy	(0.03)	(18)	—	—	—	(18)
Tax Method Change - Overhead Costs (11)	0.01	(6)	9	4	—	7
Income Taxes (12)	0.08	19	(7)	11	27	50
Other (13)	0.03	(2)	(2)	13	10	19
Share Differential (14)	0.05	—	—	—	—	—

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	2.06	1,153	80	155	(22)	1,366

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.17	84	—	—	30	114
Settlement of a Tax Matter at Generation Related to Sithe	—	(1)	—	—	—	(1)
2007 Illinois Electric Rate Settlement	(0.14)	(90)	(4)	—	—	(94)
Unrealized Gains and Losses Related to NDT Fund Investments	(0.08)	(56)	—	—	—	(56)

2008 GAAP Earnings	$2.01	$1,090	$76	$155	$8	$1,329

(1)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(2)	Primarily reflects increased revenue from certain long options in Generation’s proprietary trading portfolio, higher realized prices on market sales and gains related to the settlement of uranium supply agreements, partially offset by lower nuclear output as a result of more scheduled planned refueling outage days and an increase in unplanned outage days.
(3)	Primarily reflects increased transmission revenue as a result of ComEd’s 2007 transmission rate case, which became effective in May 2007 and higher electric delivery volume at ComEd and PECO (excluding the impact of weather).
(4)	Reflects the favorable PJM Interconnection, LLC billing settlement with PPL Electric approved by the FERC in 2007.
(5)	Reflects increased aging of PECO’s accounts receivable balances and increased customer account charge-offs primarily as a result of a suspension of collection activity during a billing system conversion project and increased enrollment in low-income customer assistance programs in 2008.
(6)	Primarily reflects labor-related inflation across the operating companies and increased contracting costs at generating facilities.
(7)	Reflects the costs associated with the possible construction of a new nuclear plant in Texas.
(8)	Reflects increased operating and maintenance expense related to planned nuclear refueling outage costs, excluding Salem.
(9)	Primarily reflects increased unplanned nuclear outage costs at Generation, increased refueling outage costs at Generation for Salem and increased storm costs in the ComEd service territory in 2008, partially offset by decreased stock-based compensation costs and post rate freeze period transition expenses at ComEd in 2007.
(10)	Primarily reflects increased depreciation and amortization at PECO in 2008 primarily due to increased scheduled competitive transition charge amortization.
(11)	Reflects a favorable income tax benefit associated with Exelon's method of capitalizing overhead costs.
(12)	Primarily reflects the impact of state income tax anticipated settlements and the effects of changes in income mix.
(13)	Primarily reflects increased interest income, decreased taxes other than income at ComEd and PECO, decreased interest expense at PECO, income at Generation related to the termination of a gas supply guarantee, partially offset by increased interest expense at Generation and ComEd.
(14)	Reflects the impact on earnings per share due to a decrease in Exelon’s diluted common shares outstanding.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,756	$70	(b)	$2,826	$2,641	$—		$2,641

Operating expenses
Purchased power	612	(46	)(c)	566	538	16	(c)	554
Fuel	271	123	(c)	394	436	(38	)(c)	398
Operating and maintenance	615	—		615	618	—		618
Depreciation and amortization	73	—		73	65	—		65
Taxes other than income	47	—		47	47	—		47

Total operating expenses	1,618	77		1,695	1,704	(22)		1,682

Operating income	1,138	(7)		1,131	937	22		959

Other income and deductions
Interest expense, net	(38)	—		(38)	(31)	—		(31)
Equity in losses of investments	(1)	—		(1)	(1)	—		(1)
Other, net	(63)	51	(d)	(12)	22	(3	)(f)	19

Total other income and deductions	(102)	51		(51)	(10)	(3)		(13)

Income before income taxes	1,036	44		1,080	927	19		946

Income taxes	383	32	(b),(c),(d)	415	349	8	(c),(f)	357

Income from continuing operations	653	12		665	578	11		589

Income from discontinued operations	—	—		—	—	—		—

Net income	$653	$12		$665	$578	$11		$589

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,238	$143	(b)	$5,381	$5,344	$—		$5,344

Operating expenses
Purchased power	1,176	(147	)(c)	1,029	1,131	(145	)(c)	986
Fuel	542	287	(c)	829	907	8	(c)	915
Operating and maintenance	1,399	—		1,399	1,257	—		1,257
Depreciation and amortization	143	—		143	133	—		133
Taxes other than income	100	—		100	88	—		88

Total operating expenses	3,360	140		3,500	3,516	(137)		3,379

Operating income	1,878	3		1,881	1,828	137		1,965

Other income and deductions
Interest expense, net	(74)	—		(74)	(66)	—		(66)
Equity in earnings (losses) of investments	(1)	—		(1)	1	—		1
Other, net	(128)	165	(d)	37	54	(18	)(f)	36

Total other income and deductions	(203)	165		(38)	(11)	(18)		(29)

Income before income taxes	1,675	168		1,843	1,817	119		1,936

Income taxes	584	106	(b),(c),(d)	690	684	48	(c),(f)	732

Income from continuing operations	1,091	62		1,153	1,133	71		1,204

Income (loss) from discontinued operations	(1)	1	(e)	—	5	(5	)(e)	—

Net income	$1,090	$63		$1,153	$1,138	$66		$1,204

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the unrealized gains and losses associated with Generation’s NDT fund investments. Beginning in the second quarter of 2008, reflects $66 million of an offsetting adjustment to other, net and income taxes related to the contractual elimination of unrealized gains and losses associated Generation’s NDT fund investments, including $44 million recast from the first quarter of 2008.
(e)	Adjustment to exclude the settlement of tax matters at Generation related to Sithe.
(f)	Reflects the increase in the gain related to the first quarter 2007 sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,425	$2	(b)	$1,427	$1,420	$18	(b)	$1,438

Operating expenses
Purchased power	820	—		820	838	—		838
Operating and maintenance	280	—		280	266	(7	)(b)	259
Depreciation and amortization	113	—		113	109	—		109
Taxes other than income	71	—		71	76	—		76

Total operating expenses	1,284	—		1,284	1,289	(7)		1,282

Operating income	141	2		143	131	25		156

Other income and deductions
Interest expense, net	(87)	—		(87)	(87)	—		(87)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	(2)	—		(2)
Other, net	5	—		5	5	—		5

Total other income and deductions	(85)	—		(85)	(84)	—		(84)

Income before income taxes	56	2		58	47	25		72

Income taxes	21	1	(b)	22	18	11	(b)	29

Net income	$35	$1		$36	$29	$14		$43

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,865	$3	(b)	$2,868	$2,911	$19	(b)	$2,930

Operating expenses
Purchased power	1,661	—		1,661	1,806	—		1,806
Operating and maintenance	529	(4	)(b)	525	510	(8	)(b)	502
Depreciation and amortization	224	—		224	217	—		217
Taxes other than income	140	—		140	157	—		157

Total operating expenses	2,554	(4)		2,550	2,690	(8)		2,682

Operating income	311	7		318	221	27		248

Other income and deductions
Interest expense, net	(192)	—		(192)	(170)	—		(170)
Equity in losses of unconsolidated affiliates	(5)	—		(5)	(4)	—		(4)
Other, net	9	—		9	7	—		7

Total other income and deductions	(188)	—		(188)	(167)	—		(167)

Income before income taxes	123	7		130	54	27		81

Income taxes	47	3	(b)	50	21	11	(b)	32

Net income	$76	$4		$80	$33	$16		$49

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended June 30, 2008			Three Months Ended June 30, 2007
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,277	$—	$1,277	$1,269	$—	$1,269

Operating expenses
Purchased power	594	—	594	569	—	569
Fuel	80	—	80	86	—	86
Operating and maintenance	196	—	196	146	—	146
Depreciation and amortization	205	—	205	185	—	185
Taxes other than income	64	—	64	71	—	71

Total operating expenses	1,139	—	1,139	1,057	—	1,057

Operating income	138	—	138	212	—	212

Other income and deductions
Interest expense, net	(58)	—	(58)	(64)	—	(64)
Equity in losses of unconsolidated affiliates	(4)	—	(4)	(2)	—	(2)
Other, net	7	—	7	5	—	5

Total other income and deductions	(55)	—	(55)	(61)	—	(61)

Income before income taxes	83	—	83	151	—	151

Income taxes	25	—	25	55	—	55

Net income	$58	$—	$58	$96	$—	$96

	Six Months Ended June 30, 2008			Six Months Ended June 30, 2007
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$2,754	$—	$2,754	$2,769	$—	$2,769

Operating expenses
Purchased power	1,165	—	1,165	1,113	—	1,113
Fuel	348	—	348	385		385
Operating and maintenance	365	—	365	294	—	294
Depreciation and amortization	411	—	411	370	—	370
Taxes other than income	129	—	129	142	—	142

Total operating expenses	2,418	—	2,418	2,304	—	2,304

Operating income	336	—	336	465	—	465

Other income and deductions
Interest expense, net	(116)	—	(116)	(126)	—	(126)
Equity in losses of unconsolidated affiliates	(7)	—	(7)	(4)	—	(4)
Other, net	11	—	11	10	—	10

Total other income and deductions	(112)	—	(112)	(120)	—	(120)

Income before income taxes	224	—	224	345	—	345

Income taxes	69	—	69	121	—	121

Net income	$155	$—	$155	$224	$—	$224

(a)	Results reported in accordance with GAAP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(836)	$—		$(836)	$(829)	$—		$(829)

Operating expenses
Purchased power	(860)	26	(b)	(834)	(827)	—		(827)
Fuel	1	—		1	—	—		—
Operating and maintenance	(5)	—		(5)	32	(34	)(c)	(2)
Depreciation and amortization	11	—		11	10	—		10
Taxes other than income	4	—		4	5	—		5

Total operating expenses	(849)	26		(823)	(780)	(34)		(814)

Operating income (loss)	13	(26)		(13)	(49)	34		(15)

Other income and deductions
Interest expense, net	(31)	—		(31)	(32)	1	(c)	(31)
Equity in losses of unconsolidated affiliates and investments	—	—		—	(38)	39	(c)	1
Other, net	11	—		11	11	(9	)(c)	2

Total other income and deductions	(20)	—		(20)	(59)	31		(28)

Loss from continuing operations before income taxes	(7)	(26)		(33)	(108)	65		(43)

Income taxes	(10)	(11	)(b)	(21)	(108)	92	(c)	(16)

Income (loss) from continuing operations	3	(15)		(12)	—	(27)		(27)

Loss from discontinued operations	(1)	—		(1)	(1)	—		(1)

Net income (loss)	$2	$(15)		$(13)	$(1)	$(27)		$(28)

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(1,718)	$—		$(1,718)	$(1,694)	$—		$(1,694)

Operating expenses
Purchased power	(1,763)	51	(b)	(1,712)	(1,687)	—		(1,687)
Operating and maintenance	(14)	—		(14)	59	(67	)(c)	(8)
Depreciation and amortization	21	—		21	18	—		18
Taxes other than income	10	—		10	8	—		8

Total operating expenses	(1,746)	51		(1,695)	(1,602)	(67)		(1,669)

Operating income (loss)	28	(51)		(23)	(92)	67		(25)

Other income and deductions
Interest expense, net	(54)	—		(54)	(65)	3	(c)	(62)
Equity in losses of unconsolidated affiliates and investments	—	—		—	(62)	63	(c)	1
Other, net	10	—		10	35	(29	)(c)	6

Total other income and deductions	(44)	—		(44)	(92)	37		(55)

Loss from continuing operations before income taxes	(16)	(51)		(67)	(184)	104		(80)

Income taxes	(24)	(21	)(b)	(45)	(178)	156	(c)	(22)

Income (loss) from continuing operations	8	(30)		(22)	(6)	(52)		(58)

Income from discontinued operations	—	—		—	4	—		4

Net income (loss)	$8	$(30)		$(22)	$(2)	$(52)		$(54)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities associated with Generation’s and ComEd’s financial swap contract.
(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Supply (in GWhs)
Nuclear	35,069	32,935	34,296	36,356	34,350
Purchased Power - Generation	5,575	5,827	9,068	11,689	8,579
Fossil and Hydro	2,910	2,812	2,350	3,067	2,859

Power Team Supply	43,554	41,574	45,714	51,112	45,788

	Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Electric Sales (in GWhs)
ComEd	5,218	6,092	5,362	6,628	5,146
PECO	9,761	10,112	9,957	11,374	9,732
Market and Retail	28,575	25,370	30,395	33,110	30,910

Total Electric Sales (a) (b)	43,554	41,574	45,714	51,112	45,788

Average Margin ($/MWh)
Average Realized Revenue
ComEd (c)	$63.82	$63.20	$63.22	$64.57	$64.13
PECO	52.04	48.75	49.31	51.96	51.07
Market and Retail (c)	61.91	57.19	54.81	56.00	54.38
Total Electric Sales	59.93	56.02	54.60	56.21	54.77
Average Purchased Power and Fuel Cost (d) (e)	$19.40	$17.25	$18.90	$23.61	$18.80
Average Margin (e)	$40.53	$38.77	$35.70	$32.60	$35.97

Around-the-clock Market Prices ($/MWh) (f)
PJM West Hub	$75.65	$68.53	$58.68	$63.34	$57.61
NiHub	51.39	53.35	45.92	47.02	44.39

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 1,784 GWhs, 1,862 GWhs, 4,780 GWhs, 5,667 GWhs and 4,775 GWhs for the three months ended June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively.
(c)	$7 million of pre-tax reduction in revenue resulting from the settlement of the ComEd swap starting in June 2008 has been excluded from ComEd and included in Market and Retail sales.
(d)	Excludes the net impact of the $119 million pre-tax loss associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska and costs associated with the termination of the State Line PPA during the three months ended December 31, 2007.
(e)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(f)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2008 and 2007

	June 30, 2008	June 30, 2007
Supply (in GWhs)
Nuclear	68,003	69,707
Purchased Power - Generation	11,403	17,262
Fossil and Hydro	5,722	5,853

Power Team Supply	85,128	92,822

	June 30, 2008	June 30, 2007
Electric Sales (in GWhs)
ComEd	11,310	11,072
PECO	19,873	20,011
Market and Retail	53,945	61,739

Total Electric Sales (a) (b)	85,128	92,822

Average Margin ($/MWh)
Average Realized Revenue
ComEd (c)	$63.48	$64.13
PECO	50.37	48.82
Market and Retail (c)	59.69	53.73
Total Electric Sales	58.02	53.91
Average Purchased Power and Fuel Cost (d)	$18.35	$17.61
Average Margin (d)	$39.67	$36.30

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$72.09	$58.72
NiHub	52.37	44.59

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 3,646 GWhs and 9,876 GWhs for the six months ended June 30, 2008 and 2007, respectively.
(c)	$7 million of pre-tax reduction in revenue resulting from the settlement of the ComEd swap starting in June 2008 has been excluded from ComEd and included in Market and Retail sales.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the year.

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2008 and 2007

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2008		2007	% Change	2008		2007	% Change
Full Service (a)
Residential	6,119		6,359	(3.8%)	$732		$696	5.2%
Small Commercial & Industrial	3,543		3,835	(7.6%)	379		380	(0.3%)
Large Commercial & Industrial	174		540	(67.8%)	18		35	(48.6%)
Public Authorities	133		213	(37.6%)	10		18	(44.4%)

Total Full Service	9,969		10,947	(8.9%)	1,139		1,129	0.9%

Delivery Only (b)
Residential	(c	)	n.m.		(c	)	n.m.
Small Commercial & Industrial	4,522		4,390	3.0%	72		70	2.9%
Large Commercial & Industrial	6,830		6,785	0.7%	71		71	0.0%
Public Authorities & Electric Railroads	119		115	3.5%	1		1	0.0%

Total Delivery Only	11,471		11,290	1.6%	144		142	1.4%

Total Retail	21,440		22,237	(3.6%)	1,283		1,271	0.9%

Other Revenue (d)					142		149	(4.7%)

Total Revenues					$1,425		$1,420	0.4%

Purchased Power					$820		$838	(2.1%)

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	755	677	766
Cooling Degree-Days	192	303	224

Six Months Ended June 30, 2008 and 2007

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2008		2007	% Change	2008		2007	% Change
Full Service (a)
Residential	13,407		13,448	(0.3%)	$1,493		$1,423	4.9%
Small Commercial & Industrial	7,345		8,444	(13.0%)	741		816	(9.2%)
Large Commercial & Industrial	484		1,279	(62.2%)	43		99	(56.6%)
Public Authorities	313		396	(21.0%)	27		34	(20.6%)

Total Full Service	21,549		23,567	(8.6%)	2,304		2,372	(2.9%)

Delivery Only (b)
Residential	(c	)	n.m.		(c	)	n.m.
Small Commercial & Industrial	9,097		7,885	15.4%	136		119	14.3%
Large Commercial & Industrial	13,754		13,208	4.1%	136		134	1.5%
Public Authorities & Electric Railroads	286		268	6.7%	3		3	0.0%

Total Delivery Only	23,137		21,361	8.3%	275		256	7.4%

Total Retail	44,686		44,928	(0.5%)	2,579		2,628	(1.9%)

Other Revenue (d)					286		283	1.1%

Total Revenues					$2,865		$2,911	(1.6%)

Purchased Power					$1,661		$1,806	(8.0%)

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	4,172	3,825	3,974
Cooling Degree-Days	192	309	224

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge.
(c)	All ComEd customers have the choice to purchase electricity from a competitive electric supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of June 30, 2008, six competitive electric suppliers had been granted approval to serve residential customers in the ComEd service territory, however there are a minimal number of residential customers being served by alternative suppliers with total activity of less than 1 GWh and $1 million.
(d)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.
n.m.-	Not meaningful

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2008 and 2007

	Electric and Gas Deliveries			Revenue (in millions)
	2008	2007	% Change	2008	2007	% Change
Electric (in GWhs)
Full Service (a)
Residential	2,941	2,963	(0.7%)	$442	$445	(0.7%)
Small Commercial & Industrial	1,960	1,995	(1.8%)	261	265	(1.5%)
Large Commercial & Industrial	4,142	4,054	2.2%	359	341	5.3%
Public Authorities & Electric Railroads	226	202	11.9%	22	21	4.8%

Total Full Service	9,269	9,214	0.6%	1,084	1,072	1.1%

Delivery Only (b)
Residential	7	10	(30.0%)	1	1	0.0%
Small Commercial & Industrial	115	145	(20.7%)	6	8	(25.0%)
Large Commercial & Industrial	—	3	(100.0%)	—	—	0.0%

Total Delivery Only	122	158	(22.8%)	7	9	(22.2%)

Total Electric Retail	9,391	9,372	0.2%	1,091	1,081	0.9%

Other Revenue (c)				71	66	7.6%

Total Electric Revenue				1,162	1,147	1.3%

Gas (in mmcfs)
Retail Sales	6,838	8,317	(17.8%)	109	116	(6.0%)
Transportation and Other	6,158	5,928	3.9%	6	6	0.0%

Total Gas	12,996	14,245	(8.8%)	115	122	(5.7%)

Total Electric and Gas Revenues				$1,277	$1,269	0.6%

Purchased Power				$594	$569	4.4%
Fuel				80	86	(7.0%)

Total Purchased Power and Fuel				$674	$655	2.9%

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	410	507	458
Cooling Degree-Days	393	398	332

Six Months Ended June 30, 2008 and 2007

	Electric and Gas Deliveries			Revenue (in millions)
	2008	2007	% Change	2008	2007	% Change
Electric (in GWhs)
Full Service (a)
Residential	6,348	6,377	(0.5%)	$894	$894	0.0%
Small Commercial & Industrial	4,000	4,064	(1.6%)	501	504	(0.6%)
Large Commercial & Industrial	8,075	7,961	1.4%	698	670	4.2%
Public Authorities & Electric Railroads	460	434	6.0%	44	43	2.3%

Total Full Service	18,883	18,836	0.2%	2,137	2,111	1.2%

Delivery Only (b)
Residential	15	21	(28.6%)	1	2	(50.0%)
Small Commercial & Industrial	239	289	(17.3%)	13	15	(13.3%)
Large Commercial & Industrial	2	7	(71.4%)	—	—	n.m.

Total Delivery Only	256	317	(19.2%)	14	17	(17.6%)

Total Electric Retail	19,139	19,153	(0.1%)	2,151	2,128	1.1%

Other Revenue (c)				135	131	3.1%

Total Electric Revenue				2,286	2,259	1.2%

Gas (in mmcfs)
Retail Sales	33,185	37,285	(11.0%)	452	482	(6.2%)
Transportation and Other	14,351	12,977	10.6%	16	28	(42.9%)

Total Gas	47,536	50,262	(5.4%)	468	510	(8.2%)

Total Electric and Gas Revenues				$2,754	$2,769	(0.5%)

Purchased Power				$1,165	$1,113	4.7%
Fuel				348	385	(9.6%)

Total Purchased Power and Fuel				$1,513	$1,498	1.0%

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	2,732	3,012	2,968
Cooling Degree-Days	393	398	332

(a)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.